SHARE EXCHANGE AGREEMENT


                            DATED AS AT JULY 28, 1998


                                     AMONG:

                         FIRST GENEVA INVESTMENTS, INC.

                                      AND:

                               ALLWIN NEWTECH LTD.

                                      AND:

                     THE SHAREHOLDERS OF ALLWIN NEWTECH LTD.

                                Table of Contents



Section           Title                                                                                       Page


1.       PURCHASE AND SALE........................................................................................2


2.       VENDORS'REPRESENTATIONS AND WARRANTIES...................................................................2


3.       VENDORS'ACKNOWLEDGEMENTS.................................................................................7


4.       PURCHASER'S REPRESENTATIONS AND WARRANTIES...............................................................9


5.       CONDITIONS PRECEDENT....................................................................................14


6.       COVENANTS OF THE PURCHASER AND THE VENDORS..............................................................16


7.       CLOSING.................................................................................................18


8.       PROPRIETARY INFORMATION.................................................................................18


9.       INDEMNIFICATION.........................................................................................19


10.      GENERAL.................................................................................................20


                                    Schedules

The following are Schedules to this Agreement, and are incorporated herein by reference:

SCHEDULE "A"                   List of Shareholders of Allwin
SCHEDULE "B"                   Memorandum and Articles of Association of Allwin
SCHEDULE "C"                   List of Allwin's Material Contracts
SCHEDULE "D"                   Allwin's Financial Statements
SCHEDULE "E"                   List of Powers of Attorney
SCHEDULE "F"                   First Geneva's Financial Statements
SCHEDULE "G"                   List of 10% Holders of First Geneva

THIS SHARE EXCHANGE AGREEMENT made and dated as of the 29th day of July, 1998,


AMONG:

                    FIRST GENEVA INVESTMENTS, INC., a company incorporated pursuant to the laws of the State of Florida and having an office at 5600 French Plum Lane, Tamarac, Florida, U.S.A. 33321

                    (the "Purchaser" or "First Geneva")
AND:

                    ALLWIN NEWTECH LIMITED, a company incorporated pursuant to the laws of the British Virgin Islands having its registered office at Arawak Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands

                    (the "Company" or "Allwin")

AND:

                    THE SHAREHOLDERS OF THE COMPANY SET OUT IN SCHEDULE "A" ATTACHED HERETO

                    (collectively, the "Vendors")


WITNESSES THAT WHEREAS:

A. The Vendors are the legal and beneficial owners of all of the issued and outstanding shares in the capital of the Company (collectively, the "Allwin Shares") and all of the issued and outstanding warrants to purchase common shares in the capital of the Company (collectively, the "Allwin Warrants");

B. The Purchaser has agreed to acquire from the Vendors, and the Vendors have agreed to transfer to the Purchaser, the Allwin Shares and Allwin Warrants in accordance with the terms and conditions of this Agreement;

         NOW THEREFORE in consideration of the recitals, the following agreements and the payment of $1.00 made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree on the following terms:

1.       PURCHASE AND SALE

1.1 On the Closing Date (as defined in section 7.1 of this Agreement), subject to the terms and conditions hereof, the Purchaser will purchase from the Vendors and the Vendors will assign, sell and transfer to the Purchaser the Allwin Shares and the Allwin Warrants for and in consideration of the aggregate sum of US$3,500,000 (the "Purchase Price").

1.2 The Purchaser will, on the Closing Date, satisfy the Purchase Price by issuing to the Vendors, pro rata in accordance with their respective security holdings in the Company as set out in Schedule "A", 7,000,000 common shares of the Purchaser (the "First Geneva Shares") and common share purchase warrants (the "First Geneva Warrants") entitling the holders thereof to purchase an aggregate of 2,000,000 common shares of the Purchaser, on substantially the same terms as the Allwin Warrants.

1.3      In no event shall the  Purchaser  be required  to purchase  less than
         90% of the Allwin  Shares and Allwin   Warrants.

2.       VENDORS' REPRESENTATIONS AND WARRANTIES

2.1 In order to induce the Purchaser to enter into and consummate this Agreement, Allwin represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated hereby, that:

     (a) the Company was duly incorporated under the laws of the British Virgin Islands and is validly subsisting and in good standing thereunder;

     (b) the Memorandum and Articles of Association of the Company are as set forth in Schedule "B" attached hereto;

     (c) the authorized capital of the Company consists of 50,000,000 common shares without par value, of which 7,000,000 common shares are, or at the Time of Closing will be, duly and validly issued and outstanding, as fully paid, to the parties set out in Schedule "A" attached hereto.

     (d) except as provided for in the agreement set out in Schedule "C", the Company does not currently own, directly or indirectly, any shares or interests in any other company or firm;

     (e) the Vendors are the legal and beneficial owners of the Allwin Shares and have the right to transfer legal and beneficial title and ownership of the Allwin Shares to the Purchaser, free of all liens, claims, charges, restrictions on transfer, voting agreements, voting trusts, escrow conditions and encumbrances whatsoever;

     (f) the Vendors have due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set out and all necessary action has been taken by or on the part of the Vendors to authorize the execution, delivery and performance of this Agreement and all other documents contemplated hereby;

     (g) this Agreement constitutes a valid and legally binding contract, enforceable against the Vendors in accordance with its terms, subject to equitable remedies and the rights of creditors generally;

     (h) the Allwin Shares are not subject to or affected by any actual, or, to the best of Allwin's knowledge after having made due inquiry, pending or threatened investigation or proceeding by or before, any securities regulatory authority, court, administrative agency or other tribunal;

     (i) to the best of Allwin's knowledge, the Allwin Shares were originally issued in full compliance with all applicable securities laws;

     (j) Allwin does not have any information or knowledge of any material facts pertaining to the Company which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions contemplated hereby;

     (k) other than the Allwin Shares, no person, firm or corporation has any right, agreement or option, whether oral or in writing, or a right capable of becoming a right, agreement or option:

          (i)  for the purchase of the Allwin Shares,

          (ii) for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company, or

          (iii)to require Allwin to purchase, redeem or otherwise acquire the Allwin Shares,

          except as set out in Schedule "A" attached hereto;

     (l) the Company has the corporate capacity and power to carry on the business presently carried on by it;

     (m) the Company owns, holds, possesses or lawfully uses in the operation of its business all material permits, approvals, waivers, licences or similar authorizations ("Authorizations") of any governmental entity having jurisdiction which are necessary for it to conduct its business as presently conducted in compliance with all applicable laws. All such Authorizations are valid, subsisting and in good standing, the Company is not in material default or breach thereof and, to the best of Allwin's knowledge, no proceeding is pending or threatened to revoke or limit any Authorization. All Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. None of the Vendors nor any affiliate thereof owns or has any proprietary, financial or other interest (direct or indirect) in any such Authorization;

     (n) the Company is not in material breach of, and the business of the Company is and has been conducted in material compliance with, all applicable statutes, ordinances, bylaws, regulations, decrees or court orders to which it is subject;
     (o) the unaudited balance sheet of the Company as at July 28, 1998 and the unaudited statement of profit and loss for the period from January 1, 1998 to July 28, 1998 (the "Company's Financial Statements"), which are attached hereto as Schedule "D", are true and correct in every material respect and present fairly the assets, liabilities and the financial position of the Company as at July 28, 1998 in accordance with United States' generally accepted accounting principles, on a basis consistently applied;

     (p)  the Company has not guaranteed,  or agreed to guarantee,  any material
          debt,   liability  or  other   obligation  of  any  person,   firm  or
          corporation;

     (q) the Company is not indebted to the Vendors or to any affiliate of the Company, or associate of the Vendors, other than as set forth in the Company's Financial Statements;

     (r) neither the Vendors nor any directors, officers, shareholders or consultants of the Company are now indebted or under obligation to the Company on any account whatsoever;

     (s) no dividends or other distribution of any kind on any shares in the capital of the Company and no distribution of assets in any form or manner have been made, declared or authorized nor will any be declared, paid or authorized until after the Closing Date;

     (t) there are no material actions, suits, judgements, investigations or proceedings outstanding or pending, or, to the best of the Company's' knowledge, threatened against or affecting the Company at law or in equity or before or by any federal, provincial, state, municipal, county or regional government or governmental authority, domestic or foreign, including any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing (individually, a "Governmental Authority");

     (u) no authorization, approval, order, license, permit, consent, certificate or registration of any Governmental Authority, court or arbitrator, or any other party, and no registration, declaration or filing by the Company or the Vendors with any Governmental Authority, court or arbitrator, or any other party, is required in order for the Company and the Vendors to execute and deliver this Agreement and all other documents and instruments to be delivered by the Company and the Vendors pursuant hereto;

     (v) no material action, suit, judgement, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or Governmental Authority or dispute with any Governmental Authority is in process or, to the best of the Company's knowledge, threatened, against or relating to the business of the Company and, to the best of the Company's' knowledge, no state of facts exists which could constitute the basis therefor;

     (w) there are no violations or, to the best of the Company's knowledge, potential violations, of any material patents, trademarks, trade names, copyrights or trade secrets or other proprietary rights of any person which has been or may be caused by the conduct of the Company's business in the manner in which it has heretofore been conducted;

     (x) to the best of the Company's knowledge, the business of the Company complies in all material respects with all applicable laws, judgements, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or Governmental Authority, including all environmental, health and safety statutes and regulations;

     (y) the business of the Company is not subject to any judicial or administrative proceeding alleging the violation of any applicable environmental, health or safety law, judgement, decree, order, injunction, rule, statute or regulation;

     (z) to the best of the Company's knowledge, the conduct of the business of the Company does not infringe the rights or interests in the patents, trade-marks, trade names, trade secrets, industrial designs, copyrights, or any other industrial or intellectual property whether domestic or foreign, of any other person;

     (aa) all material contracts entered into by the Company (including without limitation employment agreements, change of control agreements, collective agreements, finders' fee agreements, agreements to pay bonuses, agreements in respect of gifts or donations, agreements regarding dividends or distributions or containing restrictions on dividends or distributions, agreements with respect to borrowings, agreements with respect to loans or advances, agreements with respect to investments, guarantees or other financial support for the obligations of others, management or consulting agreements, leases of real property, leases of personal property, non-competition or non-solicitation agreements, confidentiality agreements, and licensing or royalty agreements relating to intellectual property) are listed in Schedule "D" attached hereto and are in good standing and have not been assigned or encumbered, and neither the Company nor any other party thereto is in default thereunder in any material respect;

     (bb) the Company has no employees and has not yet commenced business operations;

     (cc) neither this Agreement nor the performance of the transactions contemplated hereby will conflict with or result in a violation of the Memorandum or Articles of Association of the Company, any resolutions of its directors or shareholders or of any agreement to which any of the Vendors or the Company is a party or any law, rule or regulation, judgement or order to which any of them are subject and will not give any person any right to terminate or cancel any material agreement or any right enjoyed by the Company or result in the creation or imposition of any material lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Allwin Shares or the assets of the Company;

     (dd) neither the Company nor the Vendors have retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

     (ee) there are no material liabilities of the Company of any kind whatsoever, contingent or otherwise, existing on the date hereof in respect of which the Company has knowledge and which the Company or the Purchaser may be liable on or after the completion of the transactions contemplated hereby;

     (ff) all material transactions of the Company have been properly recorded in the books and records of the Company, and the minute books of the Company contain, or at the Time of Closing will contain, records of all material contracts and meetings and proceedings of shareholders and directors thereof;
     (gg) the directors and officers of the Company are as follows:

                           Name                           Office
                           --------------                 ----------------------
                           Lonydin Liu                    President and Director
                           Ken Cai                        Director
                           Jackson Cheng                  Director

     (hh) the Company owns or possesses all assets, rights and property necessary to the conduct of its business after the Closing substantially in the same manner as it was conducted prior to the Closing, and none of the Vendors has any claim in respect thereof.

2.2 The representations and warranties of the Company contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Time of Closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser prior to the Closing or the waiver of any condition by the Purchaser, the representations and warranties of the Company will survive the Closing Date and, notwithstanding the Closing, will continue in full force and effect for one year from the Closing, except those relating to tax matters which will survive until the expiration of any statutory limitation period and those relating to fraud or intentional misrepresentation which will survive indefinitely.

3.       VENDORS' ACKNOWLEDGEMENTS

3.1 In order to induce the Purchaser to enter into and consummate this Agreement, the Vendors acknowledge, knowing that the Purchaser is relying on such acknowledgements in entering into this Agreement and completing the transactions contemplated hereby, that:

     (a) the Vendors are resident in the jurisdictions set out under their respective names in Schedule "A" to this Agreement;

     (b) the First Geneva Shares, First Geneva Warrants and common shares issuable upon exercise of the First Geneva Warrants (collective, the "First Geneva Securities") are subject to restrictions on resale and may not be resold by the Vendors until all applicable hold periods have elapsed, except in compliance with all applicable securities laws and stock exchange requirements;

     (c) no prospectus will be filed by the Purchaser with any securities regulatory authority in connection with the distribution of the First Geneva Securities and, as a result:

          (i) the Vendors are restricted from using most of the civil remedies available under applicable securities laws;

          (ii) the Vendors may not receive information that would otherwise be required to be provided to them under applicable securities laws; and

          (iii)the Purchaser is relieved from certain obligations that would otherwise apply under applicable securities laws;

     (d) First Geneva has no current intention of becoming a reporting issuer under applicable securities laws in any province of Canada and, accordingly, any Vendor resident in those jurisdictions will be required to hold the First Geneva Securities for an indefinite period of time;

     (e) this Agreement is made with the Vendors in reliance upon the Vendors' representations to the Purchaser, which by the Vendors' execution of this Agreement, the Vendors hereby confirm that the First Geneva Shares to be purchased by Vendors will be acquired for investment purposes for the Vendors' own accounts and not with a view to the resale or distribution of any part thereof in violation of the applicable United States federal and state securities laws;

     (f) the Vendors represent that they are experienced in evaluating and investing in securities of companies in the development stage and acknowledge that they are able to fend for themselves, can bear the economic risk of the investment, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the First Geneva Shares and First Geneva Warrants;

     (g) the Vendors represent that they have not been organized solely for the purpose of acquiring the First Geneva Shares and First Geneva Warrants;

     (h)  each of the Vendors represents that:

          (i) if a resident of the United States, it is an "accredited investor" as that term is defined in SEC Rule 501(a) of Regulation D; or

          (ii) if not a resident of the United States, (1) that is not a U.S. Person as defined in Rule 902(o) of Regulation S, that it is not acquiring the First Geneva Shares and First Geneva Warrants for the account or benefit of any U.S. person, and that the exchange is occurring in an "Offshore Transaction" as defined in Rule 902(i) of Regulation S; (2) that it agrees to resell the First Geneva Securities only in accordance with the provisions of Regulation S; and (3) that it understands that Purchaser has the right to refuse to register any transfer of the First Geneva Securities not made in accordance with the provisions of Regulation S;

          (i) the Vendors understand that the First Geneva Securities have not been registered under the Securities Act of 1933 ("Securities Act") on the grounds that the transactions contemplated by this Agreement and the issuance of the securities hereunder is exempt from registration under the Securities Act pursuant to Regulation D and S promulgated thereunder, and that the Purchaser's reliance on such exemption is predicated on the Vendors' representations set forth herein;

          (j) the Vendors understand that the First Geneva Securities issued, or to be issued, hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the First Geneva Security, or an available exemption from registration under the Securities Act, the First Geneva Securities must be held indefinitely. In particular, the Vendors are aware that the First Geneva Securities may not be sold pursuant to Securities Act Rule 144 unless all of the conditions of that Rule are met;

          (k) the Vendors understand, to the extent applicable, that each certificate or other document evidencing the First Geneva Securities shall be endorsed with a legend disclosing that the common stock and warrants have not been registered under the Securities Act and may not be sold, transferred, assigned, pledged or hypothecated absent registration under the Securities Act or an exemption therefrom;

          (l) the Vendors understand that the First Geneva Securities shall not be transferable unless the transfer is registered with the Securities and Exchange Commission or unless, in the opinion of First Geneva's counsel, that there is an exemption available from registration. The Vendors will cause any successor or proposed transferee of their First Geneva Securities to agree to take and hold such shares or common stock and warrants subject to such restrictions. The Vendors acknowledge the restrictions upon their right to transfer the First Geneva Securities.

          (m) The Vendors understand that each certificate representing the First Geneva Securities shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

4.   PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES

4.1 In order to induce the Vendors to enter into and consummate this Agreement, the Purchaser represents and warrants to the Vendors, and acknowledges that the Vendors are relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated hereby, that:

     (a) the Purchaser is duly incorporated pursuant to the laws of the State of Florida and is in good standing with respect to the filing of annual reports thereunder;

     (b) the authorized capital of the Purchaser consists of 50,000,000 common shares with a par value of US$0.001, of which 1,000,000 common shares are issued and outstanding as fully paid and non-assessable;

     (c) the Purchaser will issue the First Geneva Shares and First Geneva Warrants against payment for same pursuant to section 1.2 of this Agreement, free of all liens, claims, charges, restrictions on transfer, voting agreements, voting trusts, escrow conditions and encumbrances whatsoever, other than statutory hold periods or other restrictions imposed by applicable securities laws or securities regulatory bodies;

     (d) the Purchaser has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set out and all necessary corporate action has been taken by or on the part of the Purchaser to authorize the execution and delivery of this Agreement and all other documents contemplated hereby;

     (e) this Agreement constitutes a valid and legally binding contract, enforceable against the Purchaser in accordance with its terms, subject to equitable remedies and the rights of creditors generally;

     (f) other than the First Geneva Securities, no person, firm or corporation has any right, agreement or option, whether oral or in writing, or a right capable of becoming a right, agreement or option:

          (i)  for the purchase of the First Geneva Securities,

          (ii) for the purchase, subscription or issuance of any of the unissued shares in the capital of the Purchaser, or

          (iii)to require the Purchaser to purchase, redeem or otherwise acquire the First Geneva Securities,

     (g) the audited financial statements of the Purchaser as at March 31, 1998, which are attached hereto as Schedule "G", are true and correct in every material respect and present fairly the assets, liabilities and the financial position of the Purchaser as at March 31, 1998 and the sales, earnings and the results of its operations for the periods then ended in accordance with United States' generally accepted accounting principles, on a basis consistently applied;

     (h) copies of all documents filed with the United States Securities and Exchange Commission (the "Public Record") since March 31, 1998 have, or will have, prior to the Closing, been provided to the Vendors' counsel;

     (i)  except as set out in the Public Record, since March 31, 1998:

          (i) there has not been any material adverse change in the financial position or condition of the Purchaser or any damage, loss or other change in circumstances materially affecting the business of the Purchaser or its right or capacity to carry on business,

          (ii) the Purchaser has not waived or surrendered any right of material value,

          (iii)the Purchaser has not discharged or satisfied or paid any material lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

          (iv) the business of the Purchaser has been carried on in the ordinary course;

     (j) there are no material liabilities, contingent or otherwise, of the Purchaser, of which the Purchaser has knowledge, not disclosed in the financial statements of the Purchaser as at March 31, 1998 or the Public Record, except those non-material liabilities incurred in the ordinary course of business of the Purchaser since March 31, 1998 and the Purchaser has not guaranteed, or agreed to guarantee, any material debt, liability or other obligation of any person, firm or corporation;

     (k) no dividends or other distribution on any shares in the capital of the Purchaser has been made, declared or authorized since its incorporation nor will any be declared, paid or authorized after the date hereof and up to the Closing Date;

     (l) except as set out in the Public Record, no payments of any kind have been made or authorized by or on behalf of the Purchaser to or on behalf of officers, directors, shareholders or employees of the Purchaser or under any management agreements with the Purchaser, other than in the ordinary course of business;

     (m) the Purchaser has not entered into any material contracts (including without limitation employment agreements, change of control agreements, collective agreements, finders' fee agreements, agreements to pay bonuses, agreements in respect of gifts or donations, agreements regarding dividends or distributions or containing restrictions on dividends or distributions, agreements with respect to borrowings, agreements with respect to loans or advances, agreements with respect to investments, guarantees or other financial support for the obligations of others, management or consulting agreements, leases of real property, leases of personal property, non-competition or non-solicitation agreements, confidentiality agreements, and licensing or royalty agreements relating to intellectual property);

     (n) except as set out in the Public Record, there are no material actions, suits, judgements, investigations or proceedings outstanding or pending or, to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency, court or tribunal;

     (o) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser;

     (p) except as set out in the Public Record, no shareholders, directors, officers, employees or consultants of the Purchaser are now indebted or under obligation to the Purchaser on any account whatsoever;

     (q)  except as set out in the Public Record,  the Purchaser is not indebted
          to  any  of  its  shareholders,   directors,  officers,  employees  or
          consultants, other than in the ordinary course of business;

     (r) the performance of this Agreement will not be in violation of the Articles or By-laws of the Purchaser or of any agreement to which the Purchaser is a party and will not give any person any right to terminate or cancel any agreement or any right enjoyed by the Purchaser and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of the Purchaser;

     (s) the Purchaser has not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

     (t) there are no liabilities of the Purchaser of any kind whatsoever, contingent or otherwise, existing on the date hereof in respect of which the Purchaser may be liable on or after the completion of the transactions contemplated hereby other than:

          (i)  liabilities disclosed or referred to in this Agreement, and

          (ii) liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial condition of the Purchaser.

     (u) the Purchaser is currently listed on the NASD OTC Bulletin Board under the trading symbol FGAI;

     (v) the Purchaser is not subject to any cease trade or any other similar order of any securities regulatory authority, and, to the knowledge of the Purchaser, no investigation or other similar proceeding is currently in progress or pending before any securities regulatory authority;

     (w) the Purchaser is current in the filing of all public disclosure documents required to be filed by the Purchaser under applicable securities and other legislation and all such filings are complete and correct and do not contain any misrepresentations and the Purchaser is not in default of any material requirement of the securities laws of any jurisdiction;

     (x) as of the date hereof, to the best of its knowledge, Schedule "H" lists all of the holders of 10% or more of the total number of outstanding shares in the capital of the Purchaser;

     (y) to the best of the Purchaser's knowledge, all currently issued and outstanding common shares of the Purchaser were originally issued in full compliance with all applicable securities laws;

     (z) the Purchaser does not have any information or knowledge of any material facts pertaining to it which, if known to the Vendors, might reasonably be expected to deter the Vendors from completing the transactions contemplated hereby;

     (aa) no authorization, approval, order, license, permit, consent, certificate or registration of any Governmental Authority, court or arbitrator, or any other party, and no registration, declaration or filing by the Purchaser with any Governmental Authority, court or arbitrator, or any other party, is required in order for the Purchaser to execute and deliver this Agreement and all other documents and instruments to be delivered by it pursuant hereto;

     (bb) no action, suit, judgement, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or Governmental Authority or dispute with any Governmental Authority is in process or, to the best of the Purchaser's knowledge, threatened, against or relating to the business of the Purchaser or any of its assets or properties and, to the best of the Purchaser's knowledge, no state of facts exists which could constitute the basis therefor;

     (cc) to the best of the Purchaser's knowledge, the business of the Purchaser complies in all material respects with all applicable laws, judgements, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or Governmental Authority, including all environmental, health and safety statutes and regulations;

     (dd) the Purchaser does not have any contracts, agreements, pension plans, benefit plans, profit sharing plans, bonus plans, undertakings or arrangements, whether oral, written, or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, lawyers, or others which cannot be terminated on not more than one month's notice and for an amount not in excess of $1,000;

     (ee) the Purchaser has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation;

     (ff) all requisite tax returns and reports of the Purchaser have been prepared and filed and are all substantially true, correct and complete, the Purchaser has been assessed for applicable income tax for all years up to and including the fiscal year of the Purchaser ended December 31, 1998, all taxes and other government charges have been paid to date or, if not yet due, have been accrued and are reflected in the Purchaser's Financial Statements, and, to the best of the Purchaser's knowledge, there are no contingent tax liabilities;

     (gg) the Purchaser has made adequate provision for all tax payable for the current period for which returns or records are not yet required to be filed, and the Purchaser has not made any agreements or other arrangements providing for, or received any waivers allowing, an extension of time within which any tax return or record must be filed or any tax, tax deficiency or other charge to any government agency must be paid;

     (hh) there are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser in respect of taxes or governmental charges asserted by any Governmental Authority, nor has the Purchaser been notified that any tax returns previously filed will be subject to reassessment;

     (ii) all material transactions of the Purchaser have been properly recorded in the books and records of the Purchaser, and the minute books of the Purchaser contain records of all material contracts and meetings and proceedings of shareholders and directors thereof;

     (jj) the Purchaser owns, holds, possesses or lawfully uses in the operation of its business all Authorizations of any governmental entity having jurisdiction which are necessary for it to conduct its business as presently conducted in compliance with all applicable laws. All such Authorizations are valid, subsisting and in good standing, the Purchaser is not in material default or breach thereof and, to the best of the Purchaser's knowledge, no proceeding is pending or threatened to revoke or limit any Authorization. All Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. Neither the Purchaser nor any affiliate thereof owns or has any proprietary, financial or other interest (direct or indirect) in any such Authorization; and

     (kk) the Purchaser has not granted a power of attorney to any person.

4.2 The representations and warranties of the Purchaser contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Time of Closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser prior to the Closing or the waiver of any condition by the Purchaser, the representations and warranties of the Purchaser will survive the Closing Date and, notwithstanding the Closing, will continue in full force and effect for one year from the Closing, except those relating to tax matters which will survive until the expiration of any statutory limitation period and those relating to fraud or intentional misrepresentation which will survive indefinitely. 5. CONDITIONS PRECEDENT

5.1 All obligations of the Vendors and the Purchaser under this Agreement are subject to:

     (a) the receipt of all necessary consents, approvals, orders and authorizations from any regulatory or Governmental Authority or stock exchange having jurisdiction over the transactions contemplated hereby; and

     (b) there being no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against, the Vendors, the Purchaser or the Company by any regulatory or Governmental Authority or stock exchange for the purpose of enjoining or preventing the consummation of the transactions contemplated hereby or otherwise claiming that this Agreement or the consummation of this Agreement is improper or would give rise to proceedings under any statute or rule of law, which would have a material adverse impact on the business of the Company or the Purchaser, as the case may be.

5.2 All obligations of the Vendors under this Agreement are further subject to the fulfilment, at or before the Time of Closing, of each of the following conditions:

     (a)  the Vendors carrying out a due diligence review of the business of the
          Purchaser  to  their   satisfaction;

     (b) the representations and warranties of the Purchaser being true and correct in all material respects as of the Closing Date;

     (c) the Purchaser having complied in all material respects with all covenants to be performed by it hereunder;

     (d)  the Purchaser delivering to the Vendors at the Time of Closing:

          (i)  a  certified  copy  of the  resolution  of the  directors  of the
               Purchaser   approving   this   Agreement  and  the   transactions
               contemplated hereby;

          (ii) a  certified  copy  of the  resolution  of the  directors  of the
               Purchaser   authorizing   the   issuance  of  the  First   Geneva
               Securities;

          (iii)certificates representing the First Geneva Shares and First Geneva Warrants registered in the names of the Vendors in accordance with section 1.2 of this Agreement;

          (iv) a certificate of the Purchaser certifying, as of the Date of Closing, that:

               (A) the representations and warranties of the Purchaser set out in this Agreement were true and correct as of the date of this Agreement and are true and correct in all material respects as of the Date of Closing as if made by the Purchaser on the Closing Date,

               (B) the Purchaser has complied in all mater ial respects with all covenants to be performed by it hereunder;

          (v) an opinion dated as of the Closing Date from counsel for the Purchaser addressed to the Vendors in a form acceptable to the Company, acting reasonably.

5.3 The conditions set out in section 5.2 of this Agreement are for the exclusive benefit of the Vendors and the Vendors may waive the conditions in whole or in part by delivering to the Purchaser at or before the Time of Closing a written waiver to that effect stated to be made pursuant to this subsection and executed by each of the Vendors.

5.4 All obligations of the Purchaser under this Agreement are further subject to the fulfilment, at or before the Time of Closing, of each of the following conditions:

     (a) the Purchaser carrying out a due diligence review of the business of the Company to its satisfaction;

     (b) the representations and warranties of the Company and the Vendors being true and correct in all material respects as of the Closing Date;

     (c) the Company and the Vendors having complied in all material respects with all covenants to be performed by them hereunder;

     (d)  the Vendors delivering to the Purchaser at the Time of Closing:

          (i) a certified copy of the resolution of the directors of the Company consenting to the transfer of the Allwin Shares from the Vendors to the Purchaser and authorizing the issuance of a new share certificate in the name of the Purchaser,

          (ii) certificates representing the Allwin Shares registered in the names of the Vendors, duly endorsed for transfer to the Purchaser or transfer documents transferring the Allwin Shares to the Purchaser,

          (iii)a certificate representing the Allwin Shares registered in the name of the Purchaser,

          (iv) a certificate of the Vendors certifying, as of the Date of Closing, that:

               (A) the representations and warranties of the Company and the Vendors set out in this Agreement were true and correct as of the date of this Agreement and are true and correct in all material respects as of the Date of Closing as if made by the Company or the Vendors, as the case may be, on the Closing Date,

               (B)  the Company and the Vendors  have  complied in all  material
                    respects   with  all  covenants  to  be  performed  by  them
                    hereunder;

          (v) an opinion dated as of the Closing Date from counsel for the Vendors addressed to the Purchaser in a form acceptable to the Purchaser, acting reasonably; and

          (vi) such other certificates, instruments and other documents as the Purchaser may reasonably request.

5.5 The conditions set out in section 5.4 of this Agreement are for the exclusive benefit of the Purchaser and the Purchaser may waive the conditions in whole or in part by delivering to the Vendors, at or before the Time of Closing, a written waiver to that effect stated to be made pursuant to this subsection and executed by the Purchaser.

6.   COVENANTS OF THE PURCHASER AND THE VENDORS

6.1 The Purchaser covenants with the Vendors that up to and including the Closing or the termination of this Agreement:

     (a) it will provide the Vendors with full and complete access to its books, records, financial statements, and other documents, articles of incorporation, by-laws, minutes of its board of directors and its committees, investment agreements, material contracts, as well as such other documents and materials as the Vendors or their legal counsel may deem reasonable and necessary to conduct an adequate due diligence investigation of the Purchaser, its operations and financial condition prior to the Closing;

     (b) it will use all reasonable efforts to obtain all consents, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated hereby, and execute and deliver all such further documents and assurances and take such steps or measures as may be reasonably appropriate to enable it to be able to satisfy its obligations hereunder and put itself in a position where the transactions contemplated hereby can be closed on or about August 15, 1998; and

     (c) up to and including the Closing, the Purchaser will not, without the written consent of the Vendors:

          (i) declare or pay any dividend, or make any distribution of its assets to its shareholders, or purchase or retire any of its shares,

          (ii) allot, issue, grant or enter into any agreement for the allotment or issuance of any shares or securities, other rights to acquire shares or securities, securities convertible into, exchangeable for, or which otherwise carry the right to acquire, directly or indirectly, any shares or securities in its capital, except as contemplated by this Agreement or referred to herein;

          (iii)sell all or any part of its assets, or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with or be contemplated by this Agreement, or which would render inaccurate any of the representations and warranties set out in section 4 of this Agreement, or

          (iv) merge, amalgamate or consolidate into or with any entity, or enter into any other corporate reorganization.

6.2 The Company covenants with the Purchaser that up to and including the Closing or the termination of this Agreement:

     (a) it will provide the Purchaser with full and complete access to the Company's books, records, financial statements, and other documents, articles of incorporation, by-laws, minutes of its board of directors and its committees, investment agreements, material contracts, as well as such other documents and materials as the Purchaser or its legal counsel may deem reasonable and necessary to conduct an adequate due diligence investigation of the Company, its operations and financial condition prior to the Closing;

     (b) it will use all reasonable efforts to obtain all consents, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated hereby, and execute and deliver all such further documents and assurances and take such steps or measures as may be reasonably appropriate to enable them to be able to satisfy their obligations hereunder and put themselves in a position where the transactions contemplated hereby can be closed by on or about August 15, 1998; and

     (c) it will carry on its businesses in the usual and ordinary course in compliance with all applicable laws and will not, without the prior written consent of the Purchaser:

          (i) declare or pay any dividend, or make any distribution of its assets to its shareholders, or purchase or retire any of its shares;

          (ii) allot, issue, grant or enter into any agreement for the allotment or issuance of any shares or securities, other rights to acquire shares or securities, or securities convertible into exchangeable for, or which otherwise carry the right to acquire, directly or indirectly, any shares or securities in its capital;

          (iii)sell or otherwise dispose of all or any part of its assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement, or which would render inaccurate any of the representations and warranties set out in section 2 of this Agreement;

          (iv) merge, amalgamate or consolidate into or with any entity, or enter into any other corporate reorganization;

          (v) increase its indebtedness for borrowed money other than trade obligations entered into in the ordinary course of business; or

          (vi) enter into any arrangements or transactions with any director, former director, officer, shareholder or employee of the Company, or any other person that is not dealing at "arm's length" with the Company (as such term is defined in the Income Tax Act (Canada);

7.   CLOSING

7.1 The purchase and sale of the Allwin Shares and Allwin Warrants and the issuance of the First Geneva Shares and First Geneva Warrants contemplated by this Agreement will be closed on the third business day following the satisfaction or waiver, as applicable, of the conditions precedent set out in section 5 of this Agreement, or on such other date as may be agreed upon in writing by the President of the Company and the President of the Purchaser, which date is referred to herein as the "Date of Closing" and "Closing Date" and which time is referred to herein as the "Closing" and "Time of Closing".

8.   PROPRIETARY INFORMATION

8.1 Each of the parties hereto covenants with the others that prior to the Closing Time and, if the transactions contemplated hereby are not completed, at all times after the Closing Time, it will keep confidential all information obtained by it relating to the others, except such information which prior to the date hereof was already in the possession of that party, as demonstrated by written records, is generally available to the public, other than as a result of a disclosure by that party, or is made available to that party on a non-confidential basis from a source other than the other parties to this Agreement or their representatives (the "Confidential Information"). The parties further agree that the Confidential Information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transactions contemplated hereby.

8.2 Notwithstanding the foregoing provisions of this section, the obligation to maintain the confidentiality of the Confidential Information will not apply to the extent that disclosure of such information is required under applicable securities laws and regulations, stock exchange by-laws or rules, or judicial order, provided, however, that to the extent reasonably practicable, the party disclosing the Confidential Information consults with the others respecting such disclosure.

8.3 If the transactions contemplated hereby are not consummated for any reason, each of the parties hereto will return forthwith, without retaining any copies thereof, all information and documents obtained from the others.

9.   INDEMNIFICATION

9.1 The Vendors severally (and not jointly) and agree to indemnify and save harmless the Purchaser of and from any loss, cost, damage or expense whatsoever arising out of or resulting from, under or pursuant to:

     (a) all debts, liabilities, contingent or otherwise, contracts or engagements of the Company whatsoever, including, without limitation, liabilities for federal, provincial, sales, excise, income, corporate or other taxes of the Company or any re-assessment therefor, interest thereon or penalties with respect thereto existing at the Closing and not disclosed on or included in the Company's Financial Statements;

     (b) the inaccuracy of any representation or warranty or the breach of any covenant made by the Company or the Vendors herein or in any instrument or certificate delivered by the Company or the Vendors pursuant hereto except as contemplated by this Agreement; and

     (c) all claims, actions, suits, proceedings, demands, costs and expenses in respect of or incidental to any of the foregoing.

9.2 The Purchaser hereby indemnifies and saves harmless the Vendors of and from any loss, cost, damage or expense whatsoever arising out of or resulting from, under or pursuant to:

     (a) the inaccuracy of any representation or warranty or the breach of any covenant made by the Purchaser contained herein or any instrument or certificate delivered by the Purchaser pursuant hereto except as contemplated by this Agreement; and

     (b) all claims, actions, suits, proceedings, demands, costs and expenses in respect of or incidental to any of the foregoing.

9.3 No claim for indemnification will arise until notice thereof is given to the party (the "Indemnitor") from whom indemnity is sought. Such notice shall be sent within a reasonable time following the determination by a party (the "Claimant") that a claim for indemnity exists. In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third party in respect of which the Indemnitor may have an obligation to indemnify the Claimant, the Claimant shall give or cause to be given to the Indemnitor written notice thereof and such party shall have the right, at its option and expense, to be present at the defence of such proceedings, claim or demand, but not to control the defence, negotiation or settlement thereof, which control shall at all times rest with the Claimant, unless the Indemnitor irrevocably acknowledges full and complete responsibility for indemnification of Claimant, in which case the Indemnitor may assume such control through counsel of its choice, provided however, that no settlement shall be entered into without the Claimant's written consent (which shall not be unreasonably withheld). The parties hereto agree to cooperate fully with each other in connection with the defence, negotiation or settlement of any such third party legal proceeding, claim or demand.

9.4 Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this section shall apply to any loss, liability, damage, deficiency or expense, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder, so long as written notice thereof shall have been given to the Indemnitor prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought, the quantum of the claim (if ascertainable) and the provision of this Agreement under which the Indemnitor is liable, but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

10.  GENERAL

10.1 Unless otherwise specified, all monetary amounts set out in this Agreement are in reference to lawful currency of the United States of America.

10.2 Time is of the essence of this Agreement.

10.3 Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants and financial advisors.

10.4 The Purchaser and the Vendors acknowledge that Catalyst Corporate Finance Lawyers acts as British Columbia counsel to Allwin in respect of this transaction.

10.5 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof. There are no pre-contractual representations and warranties except as set out in this Agreement and any certificates or documents delivered pursuant to the provisions hereof.

10.6 This Agreement will be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the parties submit and attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

10.7 This Agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

10.8 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

10.9 This Agreement is not transferable or assignable without the prior written consent of the other parties.

10.10 Any notice under this Agreement must be

     (a)  in writing,

     (b)  delivered, telecopied or mailed by prepaid post, and

     (c) addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designated by such party in writing.

     Notice which is delivered or telecopied will be deemed to have been given at the time of transmission or delivery. If notice is by mail it will be deemed to have been given five business days following the date of mailing. If there is an interruption in normal mail service at or prior to the time a notice is mailed, the notice must be delivered or telecopied.

10.11The parties will do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party to this Agreement will execute and deliver such further documents or instruments required by the other party as may be reasonably necessary or desirable for the purposes of giving effect to or perfecting the transactions contemplated hereby and obtaining any required regulatory approvals, whether before or after the Closing.

10.12This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF the parties have hereunto duly executed this Agreement as of the day and year first above written.



FIRST GENEVA INVESTMENTS, INC.                   ALLWIN NEWTECH LTD.


Per:    /s/                                 Per:   /s/
       ---------------------                      ---------------------
       Authorized Signatory                        Authorized Signatory





/s/ YU FONGMI                                      /s/  ZHIBIN CAI
---------------------------                        ---------------------
    Yu Fongmi                                           Zhibin Cai


                                                 THE SUNSHINE TRUST

/s/ LONGBIN LIU
--------------------------                   Per:  /s/
   Longbin Liu                                     ---------------------
                                                   Authorized Signatory





/s/  KEN Z. CAI                                    /s/  DENG CHUAN MEI
--------------------------                          ------------------------
    Ken Z. Cai                                          Deng Chaun Mei

AFFIDA BANK                                        ARBORA PORTFOLIO MANAGEMENT


Per:                                          Per:      /s/
        ----------------------                          ---------------------
       Authorized Signatory                              Authorized Signatory

NEW DRAGON (NO. 3) INVESTMENTS LIMITED                   BUNNATON


Per: ----------------------
       Authorized Signatory                        Per:  /s/
                                                        ---------------------
                                                         Authorized Signatory

                                                   DRAGON GOLD CORPORATION


                                                   Per:    /s/
                                                          ---------------------
/s/ DOUG CASEY                                            Authorized Signatory
    -------------
    Doug Casey

MED-RAY GROUP INC.                                 CRESVALE FAR EAST LTD.


Per:    /s/                                   Per:  /s/
      ---------------------                         ---------------------
       Authorized Signatory                         Authorized Signatory





                                                   MORNING SUN HOLDINGS LTD.

                                                    Per: /s/
                                                         ---------------------
/s/ REBERTO CHU                                           Authorized Signatory
   ------------
    Reberto Chu